                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported)

                                 APRIL 17, 1996



                             GISH BIOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)



                                   CALIFORNIA
         (State or other jurisdiction of incorporation or organization)


        0-10728                               95-3046028
(Commission File Number)        (I.R.S. Employer Identification Number)

         2681 KELVIN AVENUE
         IRVINE, CALIFORNIA                           92715
(Address of principal executive offices)           (Zip Code)


               Registrant's telephone number, including area code
                                 (714) 756-5485

                   -----------------------------------------

        IN ACCORDANCE WITH RULE 201 OF REGULATION S-T, THIS FORM 8-K IS BEING FILED IN PAPER PURSUANT TO A TEMPORARY HARDSHIP EXEMPTION.

                   -----------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
- --------------------------------------------

On April 17, 1996, Gish Biomedical, Inc. ("Registrant"), pursuant to an Asset Purchase Agreement dated as of September 12, 1995 (the "Agreement"), between Gish Biomedical, Inc. and Creative Medical Development, Inc., (CMD), completed the purchase of certain assets utilized in connection with CMD's microprocessor based ambulatory infusion pump, the EZ-Flow 480. The acquisition of this multi-therapy infusion pump expands the Registrant's operations into the home health care market which complements the Registrant's line of intravenous catheters.

The assets acquired under the agreement consist of primarily of inventory, property, equipment, contract rights, as well as intellectual property rights utilized in CMD's ambulatory pump business. The purchase price consisted of $600,000 in cash and 240,240 shares of Gish Biomedical's common stock valued at the average closing price during the ten day period immediately preceding September 13, 1995 of $8.33 or $2,000,000. The purchase price was determined by evaluating the market potential and existing customer base for CMD's pumps, the proprietary nature of the pump design, as well as the market capitalization of CMD as determined b the value of its common stock as traded on the over the counter market. The source of the cash was the Registrant's working capital.

In connection with the acquisition of the assets, the Registrant has entered into a one year lease agreement for the production facilities owned by CMD and has entered into one year employment agreements with four former employees of CMD.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- ------------------------------------------

     (a) Financial Statements of Business Acquired

         -Audited Financial statements of Creative Medical Development, Inc.
          for the years ended September 30, 1995 and 1994, together with report of Independent Accountants. See attachment 7(a)1.

         -Unaudited Interim financial statements of Creative Medical
          Development, Inc. on form 10QSB for the month periods ended December 31, 1995 and 1994. See attachment 7(a)2.

     (b) Proforma Financial Information

         -The registrant has determined that it is impracticable to provide the required pro forma financial statements at this time.

         -The required pro forma financial information will be filed under Form
          8, as soon as practicable, but no later than June 28, 1996.

     (c) Exhibits

          Exhibit Number   Description

          2.1 Asset Purchase Agreement dated September 12, 1995 between Gish Biomedical, Inc. and Creative Medical Development Inc.

          10.1             Employment Agreement between Gish Biomedical, Inc.
                           and Glen Imbro.

          10.2             Employment Agreement between Gish Biomedical, Inc.
                           and Ron Gangemi.

          10.3             Employment Agreement between Gish Biomedical, Inc.
                           and Chuck Grey.

          10.4             Employment Agreement between Gish Biomedical, Inc.
                           and John Hart.

     (c) Exhibits (continued)

          Exhibit Number    Description

          27                Financial Data Schedules

          99                Press Release issued by registrant on April 23,
                            1996.



                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                Gish Biomedical, Inc.
                                           -------------------------------
                                                    (Registrant)


                                        By    /s/ Jeanne M. Miller
                                           -------------------------------
                                                  Jeanne M. Miller
                                                 Vice President/CFO


                                        Date         May 2, 1996
                                             -----------------------------

                               Attachment 7(a)1



                      CREATIVE MEDICAL DEVELOPMENT, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                For the Years Ended September 30, 1995 and 1994

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994


                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

Independent Auditor's Report                                     1

Consolidated Balance Sheet                                       2

Consolidated Statement of Operations                             3

Consolidated Statement of Shareholders' Equity (Deficit)         4

Consolidated Statement of Cash Flows                             5

Notes to Consolidated Financial Statements                    6-18


                          INDEPENDENT AUDITOR'S REPORT



The Shareholders and
   Board of Directors
Creative Medical Development, Inc.


          We have audited the accompanying consolidated balance sheets of Creative Medical Development, Inc. as of September 30, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years ended September 30, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Creative Medical Development, Inc. at September 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

          As discussed in Note 11 to the financial statements, on September 13, 1995, the Company entered into an agreement to sell substantially all of its operating assets and technology.



December 1, 1995
Sacramento, California

                      CREATIVE MEDICAL DEVELOPMENT, INC.

                          CONSOLIDATED BALANCE SHEET

                          September 30, 1995 and 1994

                                                     1995              1994
                                              --------------      -------------
ASSETS

Current assets:
   Cash                                       $        3,025      $     872,919
   Accounts receivable                               241,991            103,245
   Inventories (Note 2)                                                 181,971
   Net assets of discontinued
    operations (Note 11)                             680,957
   Net assets held for sale
    (Note 3)                                       1,235,965
                                              --------------      -------------

        Total current assets                       2,161,938          1,158,135
                                              --------------      -------------

Property and equipment at cost,
 net (Notes 3 and 5)                                                  1,684,658
Other assets                                                             28,280
                                              --------------      -------------
                                              $    2,161,938      $   2,871,073
                                              ==============      =============

        LIABILITIES AND
SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Notes payable due within
    one year (Note 5)                         $      710,237      $      27,757
   Accounts payable                                  241,012            155,503
   Accrued liabilities (Note 4)                       55,182             34,465
                                              --------------      -------------
        Total current liabilities             $    1,006,431            217,725
                                              --------------      -------------
Notes payable due after one year
 (Note 5)                                          1,237,738          1,342,975
                                              --------------      -------------
        Total liabilities                          2,244,169          1,560,700
                                              --------------      -------------

Commitments and contingencies
 (Notes 7 and 8)

Shareholders' equity (deficit)
 (Note 6):
   Convertible Preferred Stock;
    $.01 par value;
     5,000,000 shares authorized;
     shares outstanding: 1995, 810,000;
     1994, 750,000                                     8,100              7,500
   Common stock; $.01 par value; 10,000,000
     shares authorized; shares outstanding:
     1995, 2,012,480;
     1994, 1,918,880;                                 20,125             19,189
   Additional paid-in capital                      4,802,123          4,707,259
   Accumulated deficit                            (4,912,579)        (3,423,575)
                                              --------------      -------------

        Total shareholders' equity (deficit)         (82,231)         1,310,373
                                              --------------      -------------
                                              $    2,161,938      $   2,871,073
                                              ==============      =============

                    The accompanying notes are an integral
                      part of these financial statements.

                      CREATIVE MEDICAL DEVELOPMENT, INC.

                     CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994


                                                   1995              1994
                                               ------------      -----------
Assets held for sale
 Gain/(loss) from operations of assets
  held for sale                                $     29,871     $    (12,777)

Discontinued operations (Notes 11):
 Loss from discontinued operations to
  September 13, 1995                             (1,518,875)      (2,127,721)
                                               ------------     ------------
Net loss                                       $ (1,489,004)    $ (2,140,498)
                                               ============     ============
Net loss per share:

 Income (loss) before discontinued operations  $        .02     $       (.01)

 Loss from discontinued operations                     (.78)           (1.14)
                                               ------------     ------------

                                               $       (.76)    $      (1.15)
                                               ============     ============

Shares used in computations                       1,958,624        1,856,745
                                               ============     ============




                    The accompanying notes are an integral
                      part of these financial statements.

                      CREATIVE MEDICAL DEVELOPMENT, INC.

           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1995

                                                                                                            Total
                                    Preferred Stock      Common Stock        Additional                   Shareholders'
                                   -----------------  ------------------      Paid-in     Accumulated       Equity
                                   Shares    Amount   Shares     Amount       Capital       Deficit        (Deficit)
                                   -------   -------  ---------  -------    -----------  ------------   -------------
Balances, October 1, 1993                             1,057,500  $10,575    $  679,778   $(1,283,077)   $  (592,724)
   Issuance of warrants with
      convertible debt (Note 5)                                                200,000                      200,000
   Issuance of common stock for
      services (Note 6)                                 128,075    1,281       126,794                      128,075
   Issuance of common stock
      through initial stock
      offering (Note 6)                                 603,750    6,038     2,626,658                    2,632,696
   Exchange of common stock for
      preferred stock (Note 6)     750,000    $7,500   (415,445)  (4,155)       (3,345)
   Conversion of notes payable
      (Note 5)                                          545,000    5,450     1,027,374                    1,032,824
   Issuance of warrants for
      services (Note 6)                                                         50,000                       50,000
   Net loss                                                                               (2,140,498)    (2,140,498)
                                   -------    ------  ---------  -------    ----------   ------------   -------------
Balances, September 30, 1994       750,000     7,500  1,918,880   19,189     4,707,259    (3,423,575)     1,310,373

   Issuance of common stock
      for services (Notes 6 and 7)                       17,600      176        31,124                       31,300
   Issuance of common stock
      (Notes 6 and 7)                                    76,000      760        56,240                       57,000
   Issuance of preferred stock
      (Notes 6 and 7)               60,000       600                                                            600
   Issuance of warrants for
      services (Note 6)                                                          7,500                        7,500
   Net loss                                                                               (1,489,004)    (1,489,004)
                                   --------   ------  ---------  -------    ----------   ------------   -------------
Balances, September 30, 1995       810,000    $8,100  2,012,480  $20,125    $4,802,123   $(4,912,579)   $   (82,231)
                                   ========   ======  =========  =======    ==========   ============   =============

                            The accompanying notes are an integral part of these financial statements.

                                       4

                         CREATIVE MEDICAL DEVELOPMENT

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                1995          1994
                                                             -----------  ------------
Cash flows from operating activites:
   Net loss                                                  $(1,489,004)  $(2,140,498)
   Reconciliation to net cash used for operating activities:
      Depreciation and amortization                              166,763       141,908
      Issuance of common and convertible preferred
         stock for services and salary                            31,900       128,075
      Issuance of warrants
         for services                                              7,500       250,000
      Changes in assets and liabilities:
         Accounts receivable                                    (138,746)      (89,076)
         Inventories                                             (41,743)      (86,241)
         Accounts payable                                         85,509         4,738
         Accrued liabilities                                      20,717         1,378
                                                             -----------   -----------
   Net cash used for operating activities                     (1,357,104)   (1,789,716)
                                                             -----------   -----------
Cash flows from investing activities:
   Acquisition of property and equipment                        (147,033)     (331,238)
                                                             -----------   -----------
   Net cash used for investing activities                       (147,033)     (331,238)
                                                             -----------   -----------
Cash flows from financing activities:
   Issuance of common stock, net                                  57,000     2,479,499
   Issuance of notes payable, net                                853,300       786,812
   Repayment of notes payable                                   (276,057)     (804,834)
                                                             -----------   -----------
   Net cash provided by financing activities                     634,243     2,461,477
                                                             -----------   -----------
(Decrease) increase in cash                                     (869,894)      340,523

Cash:
   Beginning of period                                           872,919       532,396
                                                             -----------   -----------
   End of period                                             $     3,025   $   872,919
                                                             ===========   ===========
Supplemental disclosure of cash flow information:
   Interest paid                                             $   160,290   $   116,158
                                                             ===========   ===========
Supplemental disclosure of noncash financial activities:
   Conversion of debt to common stock                        $    ---      $ 1,032,824
                                                             ===========   ===========
   Noncash changes:
      Inventory                                              $   223,714
      Other assets                                           $    28,280
      Property and equipment, net                            $ 1,684,658
      Net assets of discontinued operations                  $  (680,957)
      Net assets held for sale                               $(1,235,965)

        The accompanying notes are an integral part of these financial statements.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  SIGNIFICANT ACCOUNTING POLICIES

    Business
    --------

    Creative Medical Development, Inc. (the "Company"), designs, develops, manufactures and markets proprietary ambulatory infusion therapy products for alternate site patient care. The Company was incorporated in the State of California on July 20, 1992, and reincorporated in the State of Delaware on June 1, 1993. At the time of reincorporation, the Company changed its year end from December 31 to September 30 to facilitate financial reporting.

    Principles of Consolidation
    ---------------------------

    The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, LBI. The Company acquired a 99% interest in LBI, a California partnership ("LBI") in 1993. LBI was organized to own and operate the building in which the Company's offices and manufacturing facilities are located. The Company accounted for the acquisition in a manner similar to the pooling-of-interest method due to the President's common control of both LBI and the Company. Accordingly, the rental activities of LBI have been included in the accompanying financial statements for all periods presented.

    Cash
    ----

    At September 30, 1994, the Company had cash on deposit with a financial institution which exceeded FDIC deposit insurance limits by $869,304.

    Inventories
    -----------

    Inventories, consisting primarily of parts, are stated at the lower of cost (first-in, first-out) or market. The cost of disposable products sent to customers for evaluation is expensed at the time of shipment. Sales revenue is not recognized for evaluation shipments.

    Property and Equipment
    ----------------------

    Property and equipment is stated at cost. Depreciation is provided using the straight-line method over estimated useful lives which range from 2 to 40 years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


1.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Reclassifications
    -----------------

    Certain amounts in the 1994 financial statements have been reclassified to conform with the 1995 presentation.

    Other Assets
    ------------

    Debt issuance costs were incurred in connection with the issuance of 10% convertible subordinated notes payable and were being amortized over the life of the related notes payable using the straight-line method. During the year ended September 30, 1994, the notes payable were converted to common stock (Note 6). In accordance with generally accepted accounting principles, capitalized debt issuance costs were reported as a reduction of additional paid-in capital at the time the 10% convertible notes were exchanged for common stock.

    Sales
    -----

    Sales are recognized upon shipment except when product is supplied for evaluation purposes. Provision is made for estimated doubtful accounts and customer returns based on experience and a review of specific accounts. The Company also provides for estimated normal warranty costs to repair or replace products at the time of sale.

    One of the Company's distributors accounted for 66 percent of the Company's sales for the year ended September 30, 1995. Another distributor accounted for 21 percent of the Company's sales for the year ended September 30, 1994.

    Net Loss Per Share
    ------------------

    Net loss per share has been computed using the weighted average number of common shares outstanding during the period. The weighted average number of outstanding shares excludes common stock equivalents, including stock warrants and options, because they are antidilutive.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


1.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

    Income Taxes
    ------------

    Effective October 1, 1993, the Company adopted the provisions of the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". The Company adopted this new statement as a cumulative effect of a change in accounting principle with no restatement of prior periods. As discussed more fully in Note 9, the Company has established a full valuation allowance against the carryforward benefits which result from the implementation of SFAS No. 109. Therefore, there is no cumulative effect of this change on the Consolidated Statement of Operations.

    Allocation of Interest Expense
    ------------------------------

    The Company has included all interest expense, except for interest expense relating to the building note payable, in their loss from discontinued operations. Interest expense included in loss from discontinued operations amounted to $17,550 and $485,833 as of September 1995 and 1994.

    Allocation of General and Administrative Expense
    ------------------------------------------------

    Substantially all general and administrative expenses have been included in the loss from discontinued operation. Subsequent to the sale of assets discussed in Note 11, the Company will engage only in the management of the building owned by the Company.

2.  INVENTORIES

    Inventory balances at September 30, 1994 are as follows:

                                 1994
                              ----------
          Raw materials       $  157,736
          Finished goods          24,235
                              ----------
                              $  181,971
                              ==========

    Inventory balances at September 30, 1995 have been included with net assets from discontinued operations.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


3.   PROPERTY AND EQUIPMENT AND NET ASSETS HELD FOR SALE

     Property and equipment at September 30, 1994 are as follows:

                                           1994
                                        ----------
          Land                          $  275,000
          Building                       1,173,033
          Manufacturing equipment          477,684
          Office furniture                  90,054
          Leasehold improvements            13,376
                                        ----------
                                         2,029,147

          Accumulated depreciation        (344,489)
                                        ----------
                                        $1,684,658
                                        ==========

    The land, building, leasehold improvements and other assets have been reclassified from property and equipment and other assets to net assets held for sale consistent with management's intent to dispose of the asset in fiscal 1995. These assets have been transferred at their aggregate net book value which management believes is less than market value.

    Net assets held for sale at September 30, 1995 are as follows:

                                           1994
                                        ----------
          Land                          $  275,000
          Building, net                  1,173,033
          Other assets                      28,280
                                        ----------
                                         1,476,313

          Accumulated depreciation        (240,348)
                                        ----------
                                        $1,235,965
                                        ==========

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


4.   ACCRUED LIABILITIES

     Accrued liabilities at September 30, 1995 and 1994 are as follows:

                                                      1995            1994
                                                 --------------   -------------
  Accrued payroll                                 $   46,007      $    27,151
  Other                                                9,175            7,314
                                                 --------------   -------------
                                                  $   55,182      $    34,465
                                                 ==============   =============

5.   NOTES PAYABLE

     Notes payable at September 30, 1995 and 1994 are as follows:

                                                            1995            1994
                                                       --------------   -------------
     11.375% secured note payable; secured by a
      building; monthly installments of $12,750
      due through December 21, 1998                       $1,249,225      $1,259,482

     10% secured note payable; secured by sub-
      stantially all assets of the Company; due
      upon closing of the Asset Purchase Agree-
      meet (Note 10) or 90 days following the
      termination of the Asset Purchase Agreement            600,000

     10% unsecured notes payable; due July 1, 1996            92,500          97,500

     10.75% unsecured notes payable; due on or
      before August 5, 1996                                    6,250          13,750
                                                       --------------   -------------

                                                           1,947,975       1,370,732

     Less current portion                                   (710,237)        (27,757)
                                                       --------------   -------------

     Notes payable due after one year                     $1,237,738      $1,342,975
                                                       ==============   =============

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


5.   NOTES PAYABLE (Continued)

     Notes payable mature as follows:

            Year Ending                Future
           September 30,              Payments
           -------------             ----------
                1996                 $  710,237
                1997                     12,864
                1998                     14,406
                1999                  1,210,468
                                     ----------
                                     $1,947,975
                                     ==========

6.  SHAREHOLDERS' EQUITY

    Issuance of Common Stock
    ------------------------

    In December, 1994, the Company issued 15,000 shares of common stock pursuant to an employment agreement with one of its officers (Note 7). Compensation expense of $30,000 was recognized in connection with the issuance of common stock.

    In May, 1995, the Company issued 76,000 shares of common stock to private parties resulting in net proceeds of $57,000.

    In June, 1995, the Company issued 2,600 shares of common stock to an employee pursuant to a compensation reduction agreement. Compensation expense of $1,300 was recognized in connection with the issuance of common stock.

    In October, 1993, the Company issued 128,075 shares of common stock and 64,038 common stock purchase warrants pursuant to an option agreement with the Company's Selling Agent (Note 7). An option agreement was issued in connection with the placement of convertible subordinated notes payable and allowed the Selling Agent to purchase a 10 percent interest in the Company's outstanding common stock, warrants and options, for a purchase price of 10 percent of the book value of the Company as of May 31, 1993 (which was determined to be nominal). The Selling Agent received 117,500 shares representing 10 percent of the shares outstanding after the private placement (1,057,500 shares were outstanding prior to the private placement). An additional 10,575 shares were issued as an over subscription allotment for a total 128,075 shares. The shares issued have been recorded at their fair market value of $1.00 per share and result in the capitalization of debt issuance cost of $128,075. In January, 1994, the Selling Agent agreed to gratuitously reconvey 14,038 of its warrants to the Company. The remaining 50,000 warrants are exercisable at $10.00 per share from April 1995 to April 2000.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


6.  SHAREHOLDERS' EQUITY (Continued)

    Issuance of Common Stock (Continued)
    ------------------------

    In May, 1994, the Company issued 603,750 shares of common stock through an initial public stock offering resulting in net proceeds of $2,632,696. In connection with this offering, the Company issued warrants to purchase 603,750 shares of common stock at $6.50 per share. The warrants expire three years from the date of the initial stock offering. These warrants may be redeemed by the Company upon 30 days written notice at $.01 per warrant any time after six months from the public offering date.

    In connection with the Company's initial stock offering in 1994 convertible subordinated notes payable were converted to 545,000 shares of common stock.

    Convertible Preferred Stock
    ---------------------------

    The Company's Certificate of Incorporation permits the Board of Directors to issue convertible preferred stock with such conversion rates, rights, privileges and preferences as the Board may determine. The convertible preferred stock is considered a common stock equivalent when the conversion rights are vested in the holder.

    In December, 1994, the Company issued 60,000 shares of $.01 par convertible preferred stock pursuant to an employment agreement with one of its officers (Note 7). Management has determined that the market value of the convertible preferred stock approximated the par value of those shares. The preferred stock is convertible into an equal number of common shares upon the completion of certain revenue objectives set for the Company.

    In January, 1994, the Company's President exchanged 415,445 shares of common stock for 750,000 shares of $.01 par value, convertible preferred stock for no additional consideration. The preferred stock is convertible into an equal number of common shares upon the completion of certain revenue objectives set for the Company.

    Warrants
    --------

    On June 1, 1993, the Company issued 525,000 Class A warrants to officers and shareholders. The warrants entitle holders to purchase one share of common stock at $5.00 per share. The warrants become exercisable beginning 90 days after the effective date of an initial public offering and for a period of 48 months thereafter.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


6.  SHAREHOLDERS' EQUITY (Continued)

    Warrants (Continued)
    --------

    The warrants are not redeemable by the Company. In January, 1994, holders of 525,000 Class A warrants agreed to reconvey all such warrants to the Company as part of the capital structuring pursuant to a proposed common stock offering.

    Between February 28, 1995 and May 2, 1995, the Company executed $200,000 of short-term notes payable. As additional consideration for the loans, the Company issued warrants for the purchase of 100,000 shares of Common stock. The warrants are exercisable until March 1, 1998 at $.35 per share. The market value was estimated at or below the strike price and accordingly no interest expense or additional paid in capital was recorded.

    In May, 1995, warrants for the purchase of 20,000 shares of Common stock were issued for services rendered. 10,000 shares were exercisable at $1.50 per share and 10,000 were exercisable at $.75 per share. The difference between the exercise price and the stock's fair market value, $7,500, was recognized as an operating expense for the year ended September 30, 1995. Additional paid-in-capital was increased by a corresponding amount to reflect the issuance of the warrants. The warrants expire on May 31, 1998.

    In June 1995, as consideration for restructuring a loan in default, warrants for the purchase of 46,250 shares of common stock were issued with an exercise price of $.35. Market value of the shares was estimated to be at or below the exercise price and accordingly no interest expense or additional paid in capital was recorded.

    In January and March 1994, the Company borrowed $300,000 and $100,000, respectively, under promissory notes bearing interest at 8 percent annually. The notes were due within 15 months or on the close of the proposed initial public stock offering. As additional consideration for the loans, the Company issued common stock warrants permitting investors to purchase 80,000 shares of common stock at $2.50 per share. The difference between the warrant's exercise price and the stock's fair market value at the time of the initial stock offering, $200,000, was recognized as an operating expense for the year ended September 30, 1994. Additional paid-in capital was increased by a corresponding amount to reflect the issuance of the warrants which expire in January 1997. These notes were retired with a portion of the proceeds of the Company's initial stock offering.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


6.  SHAREHOLDERS' EQUITY (Continued)

    Warrants (Continued)
    --------

    In May 1994, the Company issued warrants to the Company's underwriter. The warrants entitle the holder to purchase up to 52,500 units for $6.05 per unit. The warrants are exercisable any time during the four year period commencing one year from the date of the Company's initial public offering.

    During the year ended September 30, 1994, warrants to purchase 20,000 shares of common stock for $5.00 a share were issued. The warrants expire in January 1997. Additionally, warrants to purchase 20,000 common shares at $2.50 per share were issued for services. The difference between the warrant's exercise price and the stock's fair market value, $50,000, was recognized as an operating expense for the year ended September 30, 1994. Additional paid-in-capital was increased by a corresponding amount to reflect the issuance of the warrants. The warrants expire in May 1997.

    Stock Option Plan
    -----------------

    In January 1994, the Company adopted an employee stock option plan which provides for the issuance of incentive and non-qualified stock options. The Company has reserved 400,000 shares of common stock for issuance under the Plan. The Plan requires that the exercise price be equal to or exceed the fair market value of the Company's common stock on the grant date. In 1994, the Company granted 80,000 options to officers and directors at $5.00 per share. The options may be exercised at any time prior to their expiration date, January 1, 1999. No options were issued or exercised in 1995.

7.  COMMITMENTS

    Obligations to Selling Agent
    ----------------------------

    In exchange for investment banking services, the Company entered into an exclusive five-year agreement, ending June 1998, with a selling agent. Under the agreement, the Selling Agent is entitled to a consulting fee of $2,000 per month. The selling agent is entitled to a fee ranging from 2 to 10 percent of the funds received by the Company pursuant to borrowing agreements, joint ventures, mergers, sales or acquisitions with parties introduced by the Selling Agent. The selling agent also received a five-year option to purchase 10 percent of the outstanding common stock, warrants and options of the Company at a purchase price equal to 10 percent of the net book value of the Company as of May 31, 1993, the Company has also agreed to provide the selling agent with one seat on the Board of Directors.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


7.  COMMITMENTS (Continued)

    Obligations to Selling Agent (Continued)
    ----------------------------

    In September 1995, the Selling Agent agreed to terminate his rights and obligation under the agreement.

    Compensation Agreements
    -----------------------

    The Company has entered into a five-year employment agreement with the President of the Company. The agreement expires in July 1997. In addition to annual compensation, the agreement provides for additional incentive compensation equal to one percent of net revenues.

    Effective October 1, 1994, the Company entered into an employment agreement with one of its officers, which extends through September 30, 1996. In addition to annual compensation, this agreement provided for the issuance of 15,000 shares of common stock and 60,000 shares of convertible preferred stock (Note 6).

8.  CONTINGENCIES

    A claim has been asserted against the Company for $250,000 as a penalty for not proceeding with a sale of assets pursuant to a letter of intent dated August, 1995. The Company believes it is entitled to damages from the other party in an as yet undetermined amount. Management intends to vigorously contest this claim. The outcome of this matter cannot be reasonably determined at this time.

9.  INCOME TAXES

    Effective October 1, 1993, the Company adopted the provisions of the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". The Company adopted this new statement as the cumulative effect of a change in accounting principle with no restatement of prior periods. However, as discussed more fully below, the Company has established a full valuation allowance against the tax effects of net operating loss benefits. Therefore, there is no cumulative effect of this change on the Consolidated Statement of Operations.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


9.  INCOME TAXES (Continued)

    Deferred income taxes reflect the effect of temporary differences between the tax basis of assets and liabilities and the reported amounts of those assets and liabilities for financial reporting purposes. Deferred income taxes also reflect the value of net operating losses and an offsetting valuation allowance. The Company's total deferred tax assets and corresponding valuation allowance at September 30, 1995 and 1994, consisted of the following:

                                                        1995           1994
                                                    ------------   ------------
    Tax effects of carryforward benefits            $  1,304,000   $    805,000

    Less:  valuation allowance                        (1,304,000)      (805,000)
                                                    ------------   ------------
    Net deferred tax asset                          $          -   $          -
                                                    ============   ============

    The provision for income taxes is different than the amount computed using the applicable statutory federal income tax rate as follows:

                                                        1995           1994
                                                    ------------   ------------
    Tax benefit at statutory rates                  $    580,711   $    834,794

    Change in valuation allowance                       (580,711)      (834,794)
                                                    ------------   ------------

                                                    $          -   $          -
                                                    ============   ============

    The Company has available net operating loss carryforwards of $3,500,000 and $1,700,000 to offset federal and state income taxes, respectively. The carryforwards expire primarily in 2009 and 2010.

    SFAS No. 109 requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Specifically, the Company's carryforwards expire at specific future dates and utilization of certain carryforwards is limited to specific amounts each year. However, due to the uncertain nature of their ultimate realization based upon past performance, the Company has established a full valuation allowance against these carryforward benefits and will recognize the benefits only as reassessment demonstrates they are realizable. Realization is entirely dependent upon future earnings in specific tax jurisdictions. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the carryforwards will be recorded in future operations as a reduction of the Company's income tax expense.

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


9.  INCOME TAXES (Continued)

    In the event the sale of assets discussed in Note 11 occurs, net operating loss carryforwards may be used to offset the resulting tax liability. However, significant uncertainties about the Company's ability to complete the transaction within the contractually agreed upon time frame, and uncertainties associated with obtaining stockholder and regulatory approval, preclude full recognition of the deferred tax asset.

10. SUBSEQUENT EVENT

    Subsequent to September 30, 1995, the Company issued 28,406 shares of common stock pursuant to compensation reduction agreements. Compensation expense of $14,203 was recognized in connection with the issuance of common stock.

11. DISCONTINUED OPERATIONS

    On September 13, 1995, the Company entered into an agreement with Gish Biomedical, Inc. (Gish) to sell substantially all of its operating assets and technology for $600,000 in cash and shares of Gish common stock valued at $2,000,000. Upon closing, the Company will enter into a one-year lease with Gish for the portion of the building which the Company currently occupies.

    Net assets of discontinued operations consist of the following:

    Inventory                                  $221,270
    Manufacturing equipment, net of
     accumulated depreciation of $195,060       390,193
    Office furniture, net of accumulated
     depreciation of $44,059                     52,985
    Other assets                                 16,509
                                               --------
                                               $680,957
                                               ========

                       CREATIVE MEDICAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)


11. DISCONTINUED OPERATIONS (Continued)

    Summary results of operations of discontinued operations for the years ended September 30, 1995 and 1994 are as follows:


                                         1995        1994
                                     ----------   ----------
     Sales                           $  806,637   $  184,940
                                     ----------   ----------

     Cost of sales                      453,702      212,054
     Research and development           413,559      366,113
     Selling expenses                   492,137      465,890
     General and administrative
      expenses                          966,114    1,268,604
                                     ----------   ----------

                                      2,325,512    2,312,661
                                     ----------   ----------

     Loss from discontinued
      operations                     $1,518,875   $2,127,721
                                     ==========   ==========

    Under terms of the agreement, from September 13, 1995 through the closing date, the Company's manufacturing operations will be operated for the benefit of Gish. Accordingly, net losses related to sales of approximately $24,000 and operating expenses of approximately $59,000 occurring from September 13 through September 30, 1995 have been offset against operating advances to the Company by Gish.

    At September 30, 1995, the Company owed Gish $600,000 in the form of a secured note (Note 5). In accordance with the terms of the agreement, the Company retired $250,000 of notes payable, $150,000 of delinquent payroll tax deposits, and paid current payroll and vendor payables with the proceeds of the $600,000 note. The notes retired matured on September 1, 1995.

    Cash, accounts receivable and the building housing the Company's operations and land with a net book value of $1,912,885 have been excluded from the sale. The agreement does not provide for the assumption of any of the Company's liabilities by Gish.

                                                                Attachment 7(a)2

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  FORM 10-QSB


     (Mark One)

     [X] Quarterly report under Section 13 or 15(d) of the Securities Exchange act of 1934

     For the quarterly period ended  December 31, 1995
                                     -----------------

     [_]  Transition report under Section 13 or 15(d) of the Exchange Act

     For the transition period from________ to________

     Commission file number Securities Act Registration No. 33-75276
                            ------------------------------------------

  Creative Medical Development, Inc.
- ------------------------------------------------------------------------------
       (Exact Name of Small Business Issuer as Specified in its Charter)

  Delaware                            68-0281098
- -----------------------------        -------------------------------------
(State or Other Jurisdiction of      (I.R.S. Employer Identification NO.)
  Incorporation or Organization)


870 Gold Flat Road, Nevada City, CA 95959
- -----------------------------------------------------------------------------
(Address of Principal Executive Offices)

(916) 265-8222                 (Issuer's Telephone Number, Including Area Code)
- -------------------------------
                (Former Name, Former Address and Former Fiscal Year,
                            if Changed Since Last Report)

     Check whether the issuer:  (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes    X       No
   -----------   -----------

                     APPLICABLE ONLY TO ISSUERS INVOLVED IN
                       BANKRUPTCY PROCEEDINGS DURING THE
                              PRECEDING FIVE YEARS

     Check whether the registrant filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court.
Yes          No
   ---------   ---------

                      APPLICABLE ONLY TO CORPORATE ISSUERS

     State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: 2,046,159 Common Shares and
                                                  ---------------------------
810,000 Series A Preferred Shares all at $.01 par value were outstanding as of
- ------------------------------------------------------------------------------
January 30, 1996.

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                                  FORM 10-QSB
                FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1995


                                     INDEX

PART I.      FINANCIAL

  Item 1. Financial Statements

             Unaudited Consolidated Balance Sheets......................... 1

             Unaudited Consolidated Statements of Operations............... 2

             Unaudited Consolidated Statements of
             Shareholders' Deficit......................................... 3

             Unaudited Consolidated Statements of Cash Flows............... 4

             Notes to Unaudited Consolidated Financial
             Statements.................................................... 5

  Item 2. Management's Discussion and Analysis of
          Financial Condition and Results of Operations.................... 6

PART II.     OTHER INFORMATION............................................. 8

  Item 1. Legal Proceedings

  Item 2. Changes in Securities

  Item 3. Defaults Upon Senior Securities

  Item 4. Submission of Matters to a Vote of Security Holders

  Item 5. Other Information

  Item 6. Exhibits and Reports on Form 8-K

SIGNATURES................................................................ 8

                      CREATIVE MEDICAL DEVELOPMENT, INC.
                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                               December 31, 1995

                ASSETS
                ------

Current Assets                                                          1995
- --------------                                                          ----
 Accounts Receivable, less allowance for doubtful accounts;        $    232,907
 Net assets of discontinued operations                                  774,910
 Net assets held for sale                                             1,215,579
                                                                   -------------
                Total current assets                               $  2,223,396





                LIABILITIES AND
         SHAREHOLDERS' EQUITY (DEFICIT)
         ------------------------------

Current Liabilities
- -------------------

 Bank overdraft                                                    $     57,175
 Notes payable due within one year                                      787,406
 Accounts Payable                                                       223,846
 Accrued liabilities                                                     35,295
                                                                   -------------
                Total current liabilities                             1,103,722

 Notes payable due after one year                                     1,234,995
                                                                   -------------
                Total liabilities                                     2,338,717
                                                                   -------------

 Shareholders' equity:
  Convertible Preferred stock; $.01 par value; 5,000,000 shares
   authorized; December 31, 1995, 810,000 shares outstanding              8,100
  Common stock; $.01 per value; 10,000,000 shares authorized;
   December 31, 1995, 2,046,159 shares outstanding                       20,461
 Additional paid-in capital                                           4,818,626
 Accumulated equity (deficit)                                        (4,962,508)
                                                                   -------------

                Total shareholders' equity (deficit)                   (115,321)
                                                                   -------------

                                                                   $  2,223,396
                                                                   =============

                      CREATIVE MEDICAL DEVELOPMENT, INC.
                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
        For the Quarters Ended December 31, 1995 and December 31, 1994



                                                                        1995                    1994
                                                                        ----                    ----
Assets held for sale:
 Gain (loss) from operations of assets held for sale            $    (18,912)           $     (7,607)

Discontinued operations:
 Loss from discontinued operations                                   (31,017)               (501,431)
                                                                -------------           -------------

Net loss                                                        $    (49,929)           $   (509.038)
                                                                =============           =============

Net loss per share

 Income (loss) before discontinued operations                   $      (0.01)           $      (0.01)

 Loss from discontinued operations                                     (0.02)                  (0.26)
                                                                -------------           -------------

                                                                $      (0.03)           $      (0.27)
                                                                =============           =============

Shares used in computations                                        2,046,159               1,918,880
                                                                =============           =============

                      CREATIVE MEDICAL DEVELOPMENT, INC.
             UNAUDITED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                    For the Quarter Ended December 31, 1995

                                    Preferred Stock            Common Stock         Additional                     Total
                                 -----------------------   -----------------------   Paid-in     Accumulated   Shareholders'
                                   Shares       Amount       Shares       Amount     Capital       Deficit        Deficit
                                 ----------   ----------   ----------   ----------  ----------   -----------   -------------
Balances, September 30, 1995       810,000      $ 8,100     2,012,480    $ 20,125   $4,802,123   $(4,912,579)   $ (82,231)
  Issuance of common stock
  for services                                                 33,679         336       16,503                     16,839
  Net loss                                                                                           (49,929)     (49,929)
                                 ----------   ----------   ----------   ----------  ----------   -----------   -------------
Balances, December 31, 1995        810,000      $ 8,100     2,046,159    $ 20,461   $4,818,626   $(4,962,508)   $(115,321)
                                 ==========   ==========   ==========   ==========  ==========   ===========   =============

  The accompanying notes are an integral part of these financial statements.

                      CREATIVE MEDICAL DEVELOPMENT, INC.
                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
        For The Quarters Ended December 31, 1995 and December 31, 1994


                                                       1995         1994
                                                       ----         ----
Cash flows from operating activities:
 Net loss                                              $ (49,929)   $ (509,038)
 Reconciliation to net cash used for operating
 activities:
  Depreciation and amortization                            8,950        44,497
Issuance of common stock for services                     16,839        30,000
Issuance of preferred stock for services                                   600
  Changes in assets and liabilites;
    Accounts receivable                                    9,084       (72,537)
    Net assets of discontinued operations                 (3,471)      (27,567)
    Accounts payable                                     (17,189)       42,236
    Accrued liabilities                                  (19,887)       (4,830)
                                                       ---------    ----------
 Net cash used for operating activities                  (55,583)     (496,638)
                                                       ---------    ----------
Cash flows from investing activities:
 Acquisition of property and equipment                         -       (78,005)
                                                       ---------    ----------
Cash flows from financing activities:
 Bank overdraft                                           57,175
 Repayment of notes payable                               (4,617)       (6,831)
                                                       ---------    ----------
 Net cash provided by financing activities                52,558        (6,831)
                                                       ---------    ----------
Increase (Decrease) in cash                               (3,025)     (581,474)

Cash:
 Beginning of period                                       3,025       872,918
                                                       ---------    ----------
 End of period                                         $      (0)   $  291,444
                                                       =========    ==========

Supplemental disclosure of cash flow information:
  interest paid                                        $     325    $   38,925
                                                       =========    ==========

  The accompanying notes are an integral part of these financial statements.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS



(1)  INTERIM FINANCIAL INFORMATION

     The accompanying unaudited consolidated financial statements of Creative Medical Development, Inc. have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. In the opinion of Management, the consolidated financial statements include all adjustments necessary in order to make the consolidated financial statements not misleading. Results for the period ended December 31, 1995 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 1996. For further information, refer to the consolidated financial statements and footnotes thereto, for the fiscal year ended September 30, 1995, included in the Company's Form 10-KSB.


(2)  DISCONTINUED OPERATIONS

     On September 13, 1995, the Company entered into an agreement with Gish Biomedical, Inc. (Gish) to sell substantially all of its operating assets and technology for $600,000 cash and shares of Gish common stock valued at $2,000,000 (240,240 shares). Upon closing, the Company will enter into a one year lease with Gish for the portion of the building which the Company currently occupies.

     Under terms of the agreement, from September 13, 1995, through the closing date, the Company's manufacturing operations will be operated for the benefit of Gish. Accordingly, net losses related to sales of approximately $219,310 and expenses of approximately $418,390 have been offset against operating advances to the Company by Gish.

     Cash, accounts receivable and the building housing the Company's operations and land with a net book value of $1,912,885 have been excluded from the sale. The agreement does not provide for the assumption of any of the Company's liabilities by Gish.

                          Management's Discussion and
                      Analysis of Financial Condition and
                             Results of Operations

            Results of Operations -- Quarter Ended December 31, 1995
               Compared with the Quarter Ended December 31, 1994


  From its founding in July, 1992, through completion of the Initial Public Offering (IPO), May 13, 1994, the Company's operations have been funded primarily by equity capital and debt financing provided by principal shareholders and private investors. During the Company's development stage and through the end of the fiscal year ended September 30, 1995, losses were incurred as costs of designing, developing, testing, producing and marketing the Company's initial products and administrative overhead exceeded revenues generated from product sales.

  Although sales of the Company's products improved substantially from fiscal year 1994 to 1995, and the Company instituted stringent cost controls, it was unable to achieve profitability or meet the Company's operating cash requirements. The Company had insufficient working capital to continue to fund the operating losses.

  On September 13, 1995, the Company entered into an Asset Purchase Agreement with Gish Biomedical, Inc. ("Gish"). Under its terms, substantially all of the Company's manufacturing related assets (with a net book value of $680,957) are to be sold for $600,000 cash and $2,000,000 of Gish Stock (240,240 shares). A special meeting of stockholders is scheduled for February 21, 1996, at 10:00 a.m., at the corporate offices to approve the transaction.

Results of Operations
- ---------------------

  From September 13, 1995 to the Closing, the Company's manufacturing business is being operated for the benefit of and at the risk of Gish. Accordingly, the operation of the manufacturing business through December 31, 1995, has been accounted for as a discontinued operation and the results of operations have been netted against operating funds advanced Gish.

  Rental operations of the real estate are segregated from the discontinued operations. Because of intra-company rental payments and the pre-payment of rent by one tenant which was taken as income in the quarter ended September 30, 1995, there was a loss of $18,912 in the quarter ended December 31, 1995, compared to a loss of $7,607 for the same quarter in 1994.

  Effective at the Closing, the Company's principal remaining assets will be real property and the Gish common stock. Management is exploring alternative opportunities for future operation or sale of the Company Pending a determination as to the future direction of the Company, no full time employees are anticipated and the only business activities necessary will be management of the real estate and accounting, corporate governance and compliance matters.

Liquidity and Capital Resources
- -------------------------------

  Cash on hand and in money market investments at December 31, 1995 was $(57,175).

  Because the net asset value of the Company did not meet the NASDAQ maintenance criteria, the NASDAQ listing committee de-listed the Company's stock effective May 11, 1995. The Company's stock is now traded on the OTC Bulletin Board.

  Assuming completion of the Asset Purchase Agreement, depending on the time required to effect a sale of the real estate and/or determine the future direction of the Company, there may be some operating cash requirements which will necessitate borrowing or sale of assets. However, there can be no assurance that such borrowing or sale of assets will be available to the Company.

  As a result of significant and continuing negative cash flow, the Company has reduced personnel costs by layoffs, schedule reductions and temporary salary reductions. The lack of operating capital and negative cash flows significantly impaired the Company's ability to operate and meet pending orders for its products. In the absence of completing the Asset Purchase Agreement, the Company will be required to further substantially reduce or even terminate its operations.

OTHER INFORMATION - PART II

Item 1. Legal Proceedings
- -------------------------
        Not applicable

Item 2. Changes in Securities
- -----------------------------
        Not applicable

Item 3. Defaults on Senior Securities
- -------------------------------------
        Not applicable

Item 4. Submission of Matters to a Vote of Security Holders
- -----------------------------------------------------------
        Not applicable

Item 5. Other Information
- -------------------------
        Not applicable

Item 6. Exhibits and Reports on Form 8-K
- ----------------------------------------

        (a)   Exhibits
              --------
              Not applicable

        (b)   Reports on Form 8-K
              -------------------
              Not applicable


                                   SIGNATURES

  In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Creative Medical Development, Inc.
- ----------------------------------

Registrant

2/16/96                                          /s/ Ronald J. Gangemi
- -----------------------                    ---------------------------------
Date                                               Ronald J. Gangemi
                                                Chief Executive Officer

2/16/96                                             /s/ John E. Hart
- -----------------------                    ---------------------------------
Date                                                  John E. Hart
                                                        Treasurer